UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2008

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 24, 2008, Fortune Brands, Inc. (“Fortune Brands” or the “Company”) entered into Aircraft Time-Sharing Agreements with each of Norman H. Wesley, Chairman of the Board, Bruce A. Carbonari, President and Chief Executive Officer, and Craig P. Omtvedt, Senior Vice President and Chief Financial Officer, of the Company (the “Agreements”). The form of Agreement is filed as Exhibit 10.1 to this report and incorporated by reference herein. The Agreements allow Messrs. Wesley, Carbonari and Omtvedt to reimburse the Company for certain operational expenses which shall not exceed the maximum permitted by the Federal Aviation Regulations for their personal use of corporate aircraft. The Time-Sharing Agreements are for a term of one year and will automatically renew for a period of one year unless and until either party terminates the Agreement. The Time-Sharing Agreements may be terminated by either party on 30 days notice.

The above summary of the Agreements is qualified in its entirety by reference to the full text of the attached exhibit to this Form 8-K.

Item 9.01.	Exhibits.

(d)	Exhibits

The following is filed exhibits to this report pursuant to Item 5.02(e):

10.1	Form of Aircraft Time-Sharing Agreement between the Company and each of Messrs. Wesley, Carbonari and Omtvedt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: January 28, 2008

Exhibit Index

Exhibit Number	Description
10.1	Form of Aircraft Time-Sharing Agreement between the Company and each of Messrs. Wesley, Carbonari and Omtvedt.